Exhibit A

First Trust Dow Jones Select MicroCap IndexSM Fund
First Trust Morningstar® Dividend LeadersSM Index Fund
First Trust NASDAQ-100 Equal Weighted IndexSM Fund
First Trust NASDAQ-100-Technology Sector IndexSM Fund
First Trust US Equity Opportunities ETF
First Trust NYSE® Arca Biotechnology Index Fund
First Trust Capital Strength ETF
First Trust Dow Jones Internet IndexSM Fund
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund
First Trust NASDAQ® Clean Edge® Green Energy Index Fund
First Trust Dividend Strength ETF
First Trust Value Line® Dividend Fund
First Trust S&P REIT Index Fund
First Trust Natural Gas ETF
First Trust Water ETF
First Trust NASDAQ® ABA Community Bank Index Fund
First Trust Dow 30 Equal Weight ETF
First Trust Lunt U.S. Factor Rotation ETF
FT Vest Gold Strategy Quarterly Buffer ETF
FT Vest Gold Strategy Target Income ETF
First Trust Growth Strength ETF
First Trust Indxx Advanced Aerospace & Defense ETF
First Trust Bloomberg Inflation Sensitive Equity ETF
First Trust S&P 500 Diversified Free Cash Flow ETF
First Trust WCM Developing World Equity ETF
First Trust WCM International Equity ETF

Updated: October 2, 2024